EXHIBIT 99

U S WEST, Inc.
1801 California Street
Denver, CO  80202


News Release                                                    [U S WEST Logo]


Release Date:              Friday, January 15, 1999

Contact:                   David Beigie, (303) 896-5528
                           Emily Harrison, (303) 965-3235


                      U S WEST to sell 500,000 access lines

DENVER -- U S WEST today announced plans to sell approximately 500,000 access lines - about three percent of its total 16.5 million lines. The sale is part of U S WEST's plan to increase its investment in new technologies and services for customers across its region. A purchase agreement is expected to be reached by late April. The sales should be final in 12-18 months, pending state and federal regulatory review.

The company plans to offer a portion of its access lines, central office and outside plant equipment in 10 of its 14 states, including Arizona, Colorado, Iowa, Idaho, Minnesota, Montana, North Dakota, South Dakota, Nebraska and Wyoming. Over the next several weeks, detailed information will be distributed to qualified companies with the financial strength, expertise and experience to operate telecommunications networks. U S WEST has retained Lehman Brothers as its exclusive financial advisor with respect to the sales.

"We will be looking at companies that have the financial and operational ability to provide high-quality telecommunications services - including the ability to provide the advanced services that customers are demanding," said Betsy Bernard, executive vice president, Retail Markets, U S WEST. "In most cases, these companies will be able to offer a full range of services, including long-distance, to meet customers' desire for one-stop shopping. This offering also will help U S WEST increase our investments in innovative technologies and services to better meet the needs of our customers. It will be a `win-win' for communications consumers throughout our region."

U S WEST (NYSE:USW) provides a full range of telecommunications services -- including wireline, wireless PCS, data networking, directory and information services -- to more than 25 million customers nationally and in 14 western and midwestern states. More information about U S WEST can be found on the Internet at http://www.uswest.com.

[Safe Harbor Statement: This document contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For these statements, we claim the safe harbor for
"forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ from expectations include: (i) greater than anticipated competition from new entrants into the local exchange, intraLATA toll, wireless, data and directories markets, causing loss of customers and increased price; (ii) changes in demand for U S WEST's products and services, including optional custom calling features; (iii) higher than anticipated employee levels, capital expenditures and operating expenses (such as costs associated with year 2000 remediation);
(iv) the loss of significant customers; (v) pending and future state and federal regulatory changes affecting the telecommunications industry, including changes that could have an impact on the competitive environment in the local exchange market; (vi) a change in economic conditions in the various markets served by U S WEST's operations; (vii) higher than anticipated start-up costs associated with new business opportunities; (viii) delays in U S WEST's ability to begin offering interLATA long-distance services; (ix) consumer acceptance of broadband services, including telephony, data and wireless services; and (x) delays in the development of anticipated technologies, or the failure of such technologies to perform according to expectations. These cautionary statements by the Company should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by the Company. The Company cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. In addition, readers are urged to consider statements that include the terms "believes", "belief", "expects", "plans", "objectives", "anticipates", "intends", or the like to be uncertain and forward-looking. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. U S WEST does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.]

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